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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE


$50,000,000.00                   Houston, Texas                 February 2, 1999


      FOR VALUE RECEIVED, the undersigned, BNC MORTGAGE, INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of BANK UNITED, a federal savings bank (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 3200 Southwest Freeway, Suite 1300, Houston, Texas 77027, or at such other place as the Holder may designate from time to time, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or so much thereof as may be outstanding from time to time pursuant to the Warehousing Credit and Security Agreement (the "Agreement") dated the date hereof between the Borrower and the Lender, as the same may be amended or supplemented from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

      This Note is given to evidence an actual warehouse line of credit in the above amount and is the Note referred to in the Agreement, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

      The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on February 1, 2000.

      This Note may be prepaid in whole or in part at any time without premium or penalty.

      Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

      This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

      This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of Lender, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

      The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waives notice, presentment, demand

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for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

     It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that the Texas Credit Title is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such statute by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.


                                        BNC MORTGAGE, INC.
                                        a Delaware corporation


                                        By:  /s/  KELLY MONAHAN
                                             -----------------------------------
                                                  KELLY MONAHAN, President

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